As filed with the Securities and Exchange Commission on July 2, 2001
                                          Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            IntegraMed America, Inc.
             (Exact name of Registrant as specified in its charter)

            Delaware                                  06-1150326
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)


   IntegraMed America, Inc.                           Gerardo Canet
   One Manhattanville Road                 President and Chief Executive Officer
 Purchase, New York 10577-2100                   IntegraMed America, Inc.
        (914) 253-8000                          One Manhattanville Road
(Address, including zip code, and              Purchase, New York 10577-2100
 telephone number, including area                      (914) 253-8000
 code of registrant's principal          (Address, including zip code, and
 executive offices)                       telephone number, including area
                                          code, of agent for service)

                            ------------------------
                                 with copies to:


                             KEVIN T. COLLINS, ESQ.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9200

                            ------------------------

            IntegraMed America, Inc. 2000 Long-Term Compensation Plan
                              (Full Title of Plan)

                         CALCULATION OF REGISTRATION FEE
================================================================================

 Title Of Securities To Be      Amount To            Proposed Maximum                Proposed Maximum            Amount Of
        Registered           Be Registered(1)    offering Price Per Share (2)   Aggregate Offering Price(2)   Registration Fee
 -----------------------------------------------------------------------------------------------------------------------------

 Common Stock,                    600,000                 $5.45                        $3,270,000.00              $817.50
 $.01 par value
==============================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock to cover any adjustment to the number of shares of Common Stock pursuant to the anti-dilution provisions of the IntegraMed America, Inc. 2000 Long-Term Compensation Plan.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Registrant's Common Stock on June 28, 2001 as reported on the Nasdaq National Market.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000, including but not limited to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2001 and the Current Reports on Form 8-K dated January 26, 2001, February 22, 2001 and May 2, 2001; and

         (c) the description of the Registrant's Common Stock, $0.01 par value, as contained in its Registration Statement on Form 8-A (No. 1-11440), declared effective by the Commission on October 8, 1992, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VII of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law (the "DGCL") indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Article VII also provides that no director shall be personally liable to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in such article shall eliminate the liability of a director
(i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

         Article VII of the Company's Bylaws, as amended, and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

         Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity, for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

         4.2 Certificate of Amendment of the Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

         4.3 Certificate of Designations of Series A Cumulative Convertible Preferred Stock (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

         4.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference thereto)

         5.1   Opinion of Dorsey & Whitney LLP

         23.1  Consent of  PricewaterhouseCoopers LLP.

         23.2  Consent of Dorsey & Whitney LLP
               (contained in opinion filed as Exhibit 5.1)

         24.1  Power of Attorney
               (included in the signature page of the Registration Statement)

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                     (i)  To  include  any   prospectus   required  by  section
               10(a)(3) of the Securities Act of 1933;

                     (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii)  To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2)    That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)   To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on June 29, 2001.

                                 INTEGRAMED AMERICA, INC.
                                      (Registrant)



                            By:  /s/Gerardo Canet
                                 ------------------------------------
                                 Gerardo Canet,
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerardo Canet, John W. Hlywak, Jr. and Claude E. White, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 600,000 shares of Common Stock of INTEGRAMED AMERICA, INC. pursuant to the IntegraMed America, Inc. 2000 Long-Term Compensation Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/Gerardo Canet
------------------------------- President and Chief               June 29, 2001
Gerardo Canet                   Executive Officer
                                (Principal Executive
                                 Officer)


/s/John W. Hlywak, Jr.
------------------------------- Sr. Vice President and            June 29, 2001
John W. Hlywak, Jr.             Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

/s/Michael Levy, M.D.
------------------------------- Director                          June 29, 2001
Michael Levy, M.D.



/s/Sarason D. Liebler
------------------------------- Director                          June 29, 2001
Sarason D. Liebler



/s/Aaron S. Lifchez, M.D.
------------------------------- Director                          June 29, 2001

Aaron S. Lifchez, M.D.



/s/Wayne R. Moon
------------------------------- Director                          June 29, 2001
Wayne R. Moon


/s/Lawrence J. Stuesser
------------------------------- Director                          June 29, 2001
Lawrence J. Stuesser



/s/Elizabeth E. Tallett
------------------------------- Director                          June 29, 2001
Elizabeth E. Tallett

                                INDEX TO EXHIBITS
                            INTEGRAMED AMERICA, INC.

Exhibit
Number     Description
------     -----------
4.1 Amended and Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

4.2 Certificate of Amendment of the Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

4.3 Certificate of Designations of Series A Cumulative Convertible Preferred Stock (previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-60038) and incorporated herein by reference thereto)

4.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference thereto)

5.1         Opinion of Dorsey & Whitney LLP

23.1        Consent of  PricewaterhouseCoopers LLP

23.2        Consent of Dorsey & Whitney LLP
            (contained in opinion filed as Exhibit 5.1)

24.1        Power of Attorney
            (included in the signature page of the Registration Statement)

                                                                    EXHIBIT 5.1


                      [Letterhead of Dorsey & Whitney LLP]

                                                             June 29, 2001

IntegraMed America, Inc.
One Manhattanville Road
Purchase, New York 10577

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to the registration by IntegraMed America, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 600,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock" or "Common Shares"), to be offered and sold under IntegraMed America, Inc. 2000 Long-Term Compensation Plan (the "Plan").

         In so acting, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

         Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that the Common Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     /s/ Dorsey & Whitney LLP
                                                     ------------------------
                                                     Dorsey & Whitney LLP

                                                                  EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements, which appears in IntegraMed America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 6, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2001